As filed with the Securities and Exchange Commission on June 25, 2019
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM S-8
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933
CENTRAL EUROPEAN MEDIA ENTERPRISES LTD.
(Exact name of registrant as specified in its charter)

Bermuda	98-0438382
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

O'Hara House, 3 Bermudiana Road Hamilton, HM 08 Bermuda
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

2015 Stock Incentive Plan

DANIEL PENN General Counsel and Corporate Secretary CME Media Services Limited Kříženeckého náměstí 1078/5 152 00 Prague 5 - Barrandov Czech Republic +420 242 465 589
(Name, address, including zip code, and telephone number, including area code, of agent for service):

Copies to:
ERIC W. BLANCHARD The New York Times Building Covington & Burling LLP 620 Eighth Avenue New York, New York 10018 (212) 841-1000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer”, “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒	Non-accelerated filer ☐	Smaller reporting company ☐	Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE
Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price	Amount of registration fee
Class A common stock, $0.08 par value per share	10,000,000	$4.10	$41,000,000	$4,969.20

(1)
Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover an indeterminate number of additional shares of the Registrant’s Class A common stock, $0.08 par value per share (“Common Stock”) that may become issuable under the 2015 Stock Incentive Plan (the “Plan”) as amended on May 20, 2019, as a result of stock splits, stock dividends or similar transactions.

(2)
Estimated in accordance with Rules 457(c) and 457(h)(1) solely for the purpose of calculating the registration fee on the basis of the average of the high and low prices of the Common Stock as reported on the Nasdaq Stock Market on June 21, 2019.

Part I

REGISTRATION OF ADDITIONAL SECURITIES

This Registration Statement on Form S-8 is being filed by Central European Media Enterprises Ltd. (the “Company” or the “Registrant”) to register 10,000,000 additional shares of Class A common stock, par value $0.08 per share, reserved for issuance under the Plan, as amended on May 20, 2019. The Company’s shareholders approved an amendment of the Plan at the annual general meeting held on May 20, 2019, increasing the number of shares authorized for issuance under the Plan by 10,000,000 shares of Common Stock.

Pursuant to General Instruction E of Form S-8, the Company hereby incorporates by reference into this Registration Statement the contents of the Form S-8 Registration Statement filed with the Securities and Exchange Commission (the “SEC”) on June 3, 2015 (File No. 333-60295), registering 6,000,000 shares of Common Stock under the Plan, except to the extent otherwise updated or modified by this Registration Statement.
Part II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 8. Exhibits.
See the Exhibit Index attached hereto, incorporated herein by reference.
SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, United States of America, on this 25th day of June, 2019.

CENTRAL EUROPEAN MEDIA ENTERPRISES LTD.
(Registrant)

By:	/s/ David Sturgeon
David Sturgeon
Executive Vice President and Chief Financial Officer
Principal Financial Officer and Principal Accounting Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

*	Chairman of the Board of Directors	June 25, 2019
John K. Billock

/s/ Michael Del Nin	co-Chief Executive Officer	June 25, 2019
Michael Del Nin	(co-Principal Executive Officer)

/s/ Christoph Mainusch	co-Chief Executive Officer	June 25, 2019
Christoph Mainusch	(co-Principal Executive Officer)

/s/ David Sturgeon	Chief Financial Officer	June 25, 2019
David Sturgeon	(Principal Financial Officer and Principal Accounting Officer)

Signature	Title	Date

*	Director	June 25, 2019
Alfred W. Langer

*	Director	June 25, 2019
Parm Sandhu

*	Director	June 25, 2019
Kelli Turner

*	Director	June 25, 2019
Trey Turner

*By:    /s/ David Sturgeon________________
David Sturgeon
Attorney-in-fact **

** By authority of the power of attorney filed herewith
EXHIBIT INDEX

Exhibit No.	Description
4.1
Central European Media Enterprises Ltd. 2015 Stock Incentive Plan, as amended on May 20, 2019 (incorporated herein by reference to Annex A to the Company’s Definitive Schedule 14A (File No. 000-24796) filed with the SEC on April 9, 2019).

5.1	Opinion of Conyers Dill & Pearman Limited.

23.1	Consent of Ernst &Young LLP.

23.2	Consent of Conyers Dill & Pearman Limited (included in Exhibit 5.1).

24.1	Power of Attorney.

3